EXHIBIT 23.1

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA STREET	SUITE 4600 HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references in this Annual Report on Form 10-K for the year ended December 31, 2014, of Gulf Coast Ultra Deep Royalty Trust, including the Notes to the Financial Statements included in such Form 10-K, to all references to our firm name and to our reserve reports prepared for Gulf Coast Ultra Deep Royalty Trust (the “Royalty Trust”) relating to the estimated quantities of certain of the Royalty Trust’s proved reserves of oil and gas and present values thereof as of December 31, 2014.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 16, 2015

SUITE 600, 1015 4TH STREET, S.W.     CALGARY, ALBERTA T2R 1J4    TEL (403) 262-2799    FAX (403) 262-2790
621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501    TEL (303) 623-9147    FAX (303) 623-4258